UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2024

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

South Dakota	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On August 26, 2024, Daktronics, Inc. (the "Company") entered into a Letter Amendment (the "Amendment") to the Credit Agreement dated as of May 11, 2023, by and among the Company, the other Loan parties (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”). The Amendment adds a new clause under Section 4.02 of the Credit Agreement, which defines when a Borrowing Base Certificate (as defined in the Credit Agreement) and supporting documentation are required to be delivered in connection with a Borrowing (as defined in the Credit Agreement) requested by the Company or issuance of a Letter of Credit (as defined in the Credit Agreement). The Amendment also amends Section 5.01 of the Credit Agreement to permit the Company to deliver Borrowing Base Certificates and supporting documentation on a quarterly (rather than monthly) basis so long as the Aggregate Revolving Exposure (as defined in the Credit Agreement) is zero.
As of August 26, 2024, there were no Borrowings outstanding under the Credit Agreement, and the balance of Letters of Credit outstanding was approximately $5.3 million.
The foregoing description of the Amendment is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits:
(d)Exhibits. The following exhibits are filed as part of this Report:
10.1 Letter Agreement to Credit Agreement dated of August 26, 2024 by and among Daktronics, Inc. and the other Borrowers; the other Loan Parties to the Credit Agreement; the Lenders party to the Credit Agreement; and JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: August 29, 2024

EXHIBIT INDEX

Exhibit No.	Description
10.1
Letter Agreement to Credit Agreement dated of August 26, 2024 by and among Daktronics, Inc. and the other Borrowers; the other Loan Parties to the Credit Agreement; the Lenders party to the Credit Agreement; and JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lender

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